Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2021.

FIDELITY BOND PREMIUM AMOUNT 2020

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
		(in dollars)	(in dollars)	(%)
AIG Japan Fund	$14,643,221			0.62%
AIG International Dividend Strategy Fund	$52,008,488			2.20%

Total SunAmerica Equity Funds	$66,651,709	$400,000	$550,000	2.82%

AIG Strategic Bond Fund	$319,578,562			2.36%
AIG U.S. Government Securities Fund	$139,161,753			1.03%
AIG Flexible Credit Fund	$270,775,147			2.00%

Total SunAmerica Income Fund	$729,515,462	$900,000	$1,050,000	5.38%

AIG Government Money Market Fund	$188,219,778			3.85%

Total SunAmerica Money Market	$188,219,778	$600,000	$750,000	3.85%

AIG Senior Floating Rate Fund	$167,580,756			3.85%

Total SunAmerica Senior Floating Rate	$167,580,756	$600,000	$750,000	3.85%

AIG Active Allocation Fund	$114,175,922			0.24%
AIG Multi-Asset Allocation Fund	$193,504,034			0.41%
AIG Focused Dividend Strategy Fund	$5,513,662,499			11.75%
AIG Focused Dividend Strategy II Fund	$1,103,856			0.00%
AIG Select Dividend Growth Fund	$30,741,281			0.07%
AIG Strategic Value Fund	$161,170,698			0.34%

Total SunAmerica Series, Inc.	$6,014,358,289	$2,500,000	$2,500,000	12.82%

AIG Commodity Strategy Fund	$24,244,388			0.13%
AIG ESG Dividend Fund	$33,361,287			0.18%
AIG Focused Growth Fund	$567,593,287			3.08%
AIG Focused Alpha Large Cap Fund	$623,694,716			3.39%
AIG Income Explorer Fund	$37,767,912			0.21%
AIG Small-Cap Fund	$35,904,006			0.19%

Total SunAmerica Specialty Series	$1,322,565,596	$1,250,000	$1,400,000	7.18%

SA Wellington Government and Quality Bond Portfolio	$1,781,034,231			6.26%
SA Wellington Strategic Multi-Asset Portfolio	$73,366,174			0.26%
SA Wellington Capital Appreciation Portfolio	$1,630,442,092			5.73%
SA PGI Asset Allocation Portfolio	$160,533,294			0.56%

Total Anchor Series Trust	$3,645,375,791	$2,300,000	$2,500,000	12.82%

SA Allocation Balanced Portfolio	$226,770,105			0.46%
SA Allocation Moderate Portfolio	$287,687,833			0.58%
SA Allocation Moderate Growth Portfolio	$454,598,788			0.92%
SA Allocation Growth Portfolio	$227,321,117			0.46%
SA Multi-Managed Growth Portfolio	$54,142,650			0.11%
SA Wellington Real Return Portfolio	$670,951,839			1.36%

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
SA Multi-Managed Moderate Growth Portfolio	$96,771,588			0.20%
SA Multi-Managed Income/Equity Portfolio	$72,829,390			0.15%
SA Multi-Managed Income Portfolio	$60,210,791			0.12%
SA Putnam Asset Allocation Diversified Growth Portfolio	$182,199,329			0.37%
SA Multi-Managed Large Cap Growth Portfolio	$525,382,226			1.06%
SA T. Rowe Price Growth Stock Portfolio	$439,570,353			0.89%
SA Multi-Managed Large Cap Value Portfolio	$667,096,887			1.35%
SA Multi-Managed Mid Cap Growth Portfolio	$229,418,549			0.46%
SA Multi-Managed Mid Cap Value Portfolio	$199,528,465			0.40%
SA Multi-Managed Small Cap Portfolio	$193,056,614			0.39%
SA Multi-Managed International Equity Portfolio	$350,113,287			0.71%
SA Multi-Managed Diversified Fixed Income Portfolio	$1,134,073,399			2.30%
SA Columbia Focused Value Portfolio	$255,784,486			0.52%

Total Seasons Series Trust	$6,327,507,696	$2,500,000	$2,500,000	12.82%

SA AB Growth Portfolio	$1,741,142,942			0.44%
SA AB Small & Mid Cap Value Portfolio	$466,214,033			0.12%
SA American Funds Asset Allocation Portfolio	$1,221,596,459			0.31%
SA American Funds Global Growth Portfolio	$383,764,447			0.10%
SA American Funds Growth Portfolio	$425,683,310			0.11%
SA American Funds Growth-Income Portfolio	$279,708,715			0.07%
SA American Funds VCP Managed Allocation Portfolio	$1,934,480,202			0.48%
SA Blackrock VCP Global Multi Asset Portfolio	$767,905,209			0.19%
SA Columbia Technology Portfolio	$107,310,861			0.03%
SA DFA Ultra Short Bond Portfolio	$387,561,457			0.10%
SA Dogs of Wall Street Portfolio	$355,186,099			0.09%
SA Emerging Markets Equity Index Portfolio	$89,893,935			0.02%
SA Federated Hermes Corporate Bond Portfolio	$1,324,513,534			0.33%
SA Fidelity Institutional AM International Growth Portfolio	$331,633,500			0.08%
SA Fidelity Institutional AM Real Estate Portfolio	$256,867,895			0.06%
SA Fixed Income Index Portfolio	$581,501,490			0.15%
SA Fixed Income Intermediate Index Portfolio	$375,921,762			0.09%
SA Franklin Small Company Value Portfolio	$295,757,392			0.07%
SA Franklin U.S. Equity Smart Beta Portfolio	$133,156,602			0.03%
SA Global Index Allocation 60/40 Portfolio	$50,616,352			0.01%
SA Global Index Allocation 75/25 Portfolio	$44,564,702			0.01%
SA Global Index Allocation 90/10 Portfolio	$162,420,411			0.04%
SA Goldman Sachs Global Bond Portfolio	$393,045,694			0.10%
SA Goldman Sachs Multi-Asset Insights Portfolio	$35,034,001			0.01%
SA Index Allocation 60/40 Portfolio	$155,308,216			0.04%
SA Index Allocation 80/20 Portfolio	$287,837,397			0.07%
SA Index Allocation 90/10 Portfolio	$733,020,401			0.18%
SA International Index Portfolio	$549,699,115			0.14%
SA Invesco Growth Opportunities Portfolio	$302,738,986			0.08%
SA Invesco VCP Equity-Income Portfolio	$1,444,463,510			0.36%
SA Janus Focused Growth Portfolio	$468,041,938			0.12%

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
SA JPMorgan Diversified Balanced Portfolio	$283,783,401			0.07%
SA JPMorgan Emerging Markets Portfolio	$203,122,245			0.05%
SA JPMorgan Equity-Income Portfolio	$985,541,557			0.25%
SA JPMorgan Global Equities Portfolio	$334,047,966			0.08%
SA JPMorgan MFS Core Bond Portfolio	$1,909,035,371			0.48%
SA JPMorgan Mid-Cap Growth Portfolio	$438,766,870			0.11%
SA Large Cap Growth Index Portfolio	$284,510,692			0.07%
SA Large Cap Index Portfolio	$2,523,276,825			0.63%
SA Large Cap Value Index Portfolio	$259,568,003			0.07%
SA Legg Mason BW Large Cap Value Portfolio	$1,237,705,302			0.31%
SA Legg Mason Tactical Opportunities Portfolio	$57,817,364			0.01%
SA MFS Blue Chip Growth Portfolio	$677,790,690			0.17%
SA MFS Massachusetts Investors Trust Portfolio	$970,230,103			0.24%
SA MFS Total Return Portfolio	$491,819,512			0.12%
SA Mid Cap Index Portfolio	$277,846,136			0.07%
SA Morgan Stanley International Equities Portfolio	$440,811,776			0.11%
SA Oppenheimer Main Street Large Cap Portfolio	$413,144,442			0.10%
SA PIMCO VCP Tactical Balanced Portfolio	$1,709,217,294			0.43%
SA PineBridge High-Yield Bond Portfolio	$284,454,301			0.07%
SA Putnam International Growth and Income Portfolio	$233,015,197			0.06%
SA Schroders VCP Global Allocation Portfolio	$578,199,768			0.14%
SA Small Cap Index Portfolio	$217,745,061			0.05%
SA T. Rowe Price Asset Allocation Growth Portfolio	$290,484,680			0.07%
SA T. Rowe Price VCP Balanced Portfolio	$1,627,626,343			0.41%
SA Templeton Foreign Value Portfolio	$658,056,900			0.16%
SA VCP Dynamic Allocation Portfolio	$11,268,860,704			2.82%
SA VCP Dynamic Strategy Portfolio	$5,842,905,717			1.46%
SA VCP Index Allocation Portfolio	$411,210,367			0.10%
SA WellsCap Aggressive Growth Portfolio	$155,959,542			0.04%

Total SunAmerica Series Trust	$51,153,144,694	$2,500,000	$2,500,000	12.82%

International Equities Index Fund	$1,297,767,631			0.71%
Government Money Market I Fund	$405,599,915			0.22%
Government Securities Fund	$145,219,862			0.08%
Capital Conservation Fund	$301,131,542			0.16%
Stock Index Fund	$4,895,497,882			2.67%
International Social Responsibility Fund	$327,280,076			0.18%
Mid Cap Index Fund	$2,709,577,113			1.48%
Asset Allocation Fund	$131,226,745			0.07%
Small Cap Index Fund	$933,302,604			0.51%
Systematic Core Fund	$124,912,496			0.07%
Nasdaq-100 Index Fund	$666,621,694			0.36%
Core Equity Fund	$225,067,133			0.12%
Health Sciences Fund	$852,520,807			0.47%
Blue Chip Growth Fund	$844,548,438			0.46%
Value Fund	$114,742,712			0.06%
Small Cap Fund	$271,011,099			0.15%

Fund Name	Gross Assets	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
International Government Bond Fund	$175,553,173			0.10%
Inflation Protected Fund	$835,044,135			0.46%
Large Capital Growth Fund	$531,768,164			0.29%
Systematic Value Fund	$43,124,902			0.02%
International Value Fund	$622,386,176			0.34%
Emerging Economies Fund	$774,160,667			0.42%
Large Cap Core Fund	$174,022,356			0.09%
Mid Cap Strategic Growth Fund	$319,614,644			0.17%
Small Cap Aggressive Growth Fund	$160,532,227			0.09%
Small-Mid Growth Fund	$135,012,186			0.07%
International Growth Fund	$479,536,674			0.26%
Science & Technology Fund	$1,700,421,830			0.93%
Global Strategy Fund	$283,330,772			0.15%
Small Cap Special Values Fund	$181,584,224			0.10%
Dividend Value Fund	$883,360,144			0.48%
Growth Fund	$1,400,882,571			0.76%
Global Real Estate Fund	$355,277,439			0.19%
Dynamic Allocation Fund	$190,576,297			0.10%

Total VALIC Company I	$23,492,216,330	$2,500,000	$2,500,000	12.82%

Small Cap Growth Fund	$185,541,468			0.30%
Mid Cap Growth Fund	$226,989,873			0.36%
Capital Appreciation Fund	$108,940,813			0.17%
U.S. Socially Responsible Fund	$686,598,532			1.10%
Mid Cap Value Fund	$677,447,510			1.09%
Government Money Market II Fund	$138,136,100			0.22%
Aggressive Growth Lifestyle Fund	$569,114,420			0.91%
Moderate Growth Lifestyle Fund	$949,880,578			1.52%
Conservative Growth Lifestyle Fund	$322,347,149			0.52%
Core Bond Fund	$1,657,808,649			2.66%
Strategic Bond Fund	$866,269,782			1.39%
High Yield Bond Fund	$483,281,511			0.77%
International Opportunities Fund	$597,830,981			0.96%
Large Cap Value Fund	$244,349,206			0.39%
Small Cap Value Fund	$285,958,546			0.46%

Total VALIC Company II	$8,000,495,118	$2,500,000	$2,500,000	12.82%

GRAND TOTAL	$101,107,631,219.09	$18,550,000	$19,500,000	100.00%

Note: Funds for which a post-effective amendment has not yet become effective and funds with zero assets have been omitted. Each omitted fund is part of a series for which the maximum fidelity bond is currently required and therefore their omission has no bearing on the amount of coverage required or the premium amounts.